SECOND AMENDMENT OF LEASE

STATE OF TEXAS
KNOW ALL MEN BY THESE PRESENTS
COUNTY OF NUECES

WHEREAS, by instrument dated April 14, 1987, and as amended by instrument dated July 11, 2000,the Port of Corpus Christi Authority of Nueces County, Texas ("Authority"), leased to the Hitox Corporation of America, whose name is now TOR Minerals International, Inc., ("Lessee"), a ten (10.0) acre tract of land in Nueces County, Texas, which is completely described in the Lease, for a term of thirty (30) years, beginning July 1, 1987, and now expiring on June 30, 2027; and

WHEREAS, both parties wish to amend Article XII of the Lease: and

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the sufficiency and receipt of which is acknowledged by both parties hereto, and in further consideration of the mutual covenants and obligations contained herein, Authority and Lessee do hereby agree as follows:

  The Lease is hereby amended as follows:

  Article XII of the Lease is hereby deleted in its entirety and replaced with the following new Article XII:

  XII

  Upon the termination of this lease for any cause, TOR Minerals shall have the right, at its option, to remove the improvements placed on the leased premises by it (except as hereinafter set out) provided that if it removes any of the same it shall remove all and shall leave the property in good and clean condition; and provided further, that TOR Minerals shall not have the right to remove any fill, railroad spur tracks, docks or wharves; and provided further, that such improvements as may be removed shall be removed within a period of six (6) months after the date of such expiration, and that all rentals provided herein shall be paid during such period. TOR Minerals may leave all of said improvements on the premises provided that all hazardous materials are removed from the improvements, and same shall become the property of Authority. TOR Minerals shall have the right at any time during the term of this lease to remove and sell and/or otherwise dispose of, free of any lien of Authority, buildings, equipment or other property of TOR Minerals, not required for the conduct of TOR Minerals' business.

  All other terms and conditions of the Lease not hereby changed or modified, shall remain the same as written in the Lease.

  This agreement shall be binding on the successors and assigns of the parties hereto.

Executed in duplicate originals effective the _____ day of May, 2003.

PORT OF CORPUS CHRISTI AUTHORITY

OF NUECES COUNTY, TEXAS

By: __________________________________

John P. LaRue, Executive Director

"Authority"

TOR MINERALS INTERNATIONAL, INC.

By: __________________________________

Richard Bowers, President and Chief Executive Officer

"Lessee"

STATE OF TEXAS

COUNTY OF NUECES

This instrument was acknowledged before me on the 13th day of May, 2003 by JOHN P. LARUE, as Executive Director of the Port of Corpus Christi Authority of Nueces County, Texas, on behalf of the Port.

__________________________________

NOTARY PUBLIC, STATE OF TEXAS

(seal)

STATE OF TEXAS

COUNTY OF NUECES

This instrument was acknowledged before me on the _____ day of _______________, 2003, by Richard Bowers, President and Chief Executive Officer of TOR Minerals International, Inc., on behalf of said company.

__________________________________

NOTARY PUBLIC, STATE OF TEXAS

(seal)